UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 25, 2005

Date of Report (Date of earliest event reported)

The Sands Regent

(Exact name of registrant as specified in its charter)

Nevada	0-14050	88-0201135
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

345 North Arlington Ave.

Reno, Nevada

(Address of principal executive offices) (Zip Code)

(775) 348 2200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On February 28, 2005, The Sands Regent (the “Company”) announced the acquisition of a definitive agreement to purchase two privately held casino properties in Dayton, NV, the Depot Casino and the Red Hawk Sports Bar. Closing of the acquisition is subject to final due diligence and receipt of all necessary regulatory approvals. Management of The Sands Regent expects the sale to close in the summer of 2005.

Under the agreement, the expected purchase price of $10,165,000 will consist of approximately $9.5 million in cash plus approximately $665,000 in shares of The Sands Regent common stock. The final purchase price will be based on the twelve-month financial performance of the Dayton properties prior to closing of the sale on a date as yet unknown.

The foregoing description of the pending purchase is qualified in its entirety by reference to the Asset Purchase Agreement and the press release attached as Exhibits 2.1 and 99.1, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

2.1	Asset Purchase Agreement between Dayton Gaming, Inc., Buyers and Dayton Depot, Red Hawk Ventures, LLC and The Wandler Family Trust, Sellers and Stags Leap Partners, LLC dated February 25, 2005.

99.1	Text of press release, dated February 28, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2005	By:	/s/ Ferenc B. Szony
Ferenc B. Szony

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